STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of **Fashionfreakz International Inc.** resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, the said Article shall be and read as follows:

"ARTICLE I
NAME OF COMPANY

The name of this corporation is BLINK COUTURE INC. (the "Corporation").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment

THIRD: That said amendment was duly adopted in accordance wit the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of December, 2005.

By: [signature]
Authorized Officer

Title: President
Name: Susanne Milka

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:49 PM 12/02/2005
FILED 06:49 PM 12/02/2005
SRV 050982876 - 3718482 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by Virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of **Fashionfreakz International Inc.** resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, the said Article shall be and read as follows:

"ARTICLE I
NAME OF COMPANY

The name of this corporation is BLINK COUTURE INC. (the "Corporation").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by status were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance wit the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of December, 2005.

By: [signature]
Authorized Officer

Title: President
Name: Susanne Milke

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:49 PM 12/02/2005
FILED 06:49 PM 12/02/2005
SRV 050982976 - 3718462 FILE